Exhibit 10.35

EXECUTIVE  EMPLOYMENT  AGREEMENT

This employment Agreement ("Agreement") is made and entered into on this 8th day of September 2009 by and between Midland States Bank, an Illinois banking corporation (the "Bank"), and Donald Spring, residing at 2008 S. Sycamore St., Effingham, IL 62401 (the "Executive").

Recitals

WHEREAS, the Bank has expressed its interest in maintaining a competent and experienced executive management team; and

WHEREAS,  in this regard, the Bank has determined that it is in its best interest that the Executive serve as Controller of the Bank pursuant to a written employment agreement; and

WHEREAS, the parties have agreed that this Agreement shall set forth the terms and conditions of the Executive's employment by the Bank;

NOW, THEREFORE, in furtherance of the interests described above and in consideration of the respective covenants and agreements contained herein, the parties hereto agree as follows:

1.            Term of Employment.

This Agreement shall automatically renew for additional one-year terms from January 1st to December 31st of each year (each, a "Renewal Term"), unless employment is earlier terminated in accordance with the terms set forth in Paragraph 5 of this Agreement. Notwithstanding the foregoing, either party may decide not to renew this Agreement for any Renewal Term by providing ninety (90) days advance written notice of such decision to the other parties. For purposes of this Agreement, the Initial Term and any Renewal Term(s) shall be collectively referred to herein as the "Term".

2.           Position and Duties.

(a)         The Executive shall serve as the Controller of the Bank, and shall have the duties, responsibilities and authority as normally attend such positions or as may reasonably be assigned to the Executive from time to time by the President / CEO.

(b)         The Executive shall devote his entire time, attention and energies to the business of the Bank and shall not during the Term of this Agreement be engaged (whether or not during normal business hours) in any other business or professional activity, whether or not such activity is pursued for gain, profit or pecuniary advantage; provided, however, that such limitation shall not be construed as preventing the Executive from:

(i) investing his personal assets in businesses which do not compete with the Bank in such form or manner as will not require any services on the part of the Executive in the operation or the affairs of the businesses in which such investments are made and in which his participation is solely that of an investor;

provided, further, that the Executive shall not allow his name to be used in conjunction with such business without the express written consent of the Bank Board, which consent may be granted or withheld, in its sole discretion;

(ii)         purchasing securities in any corporation whose securities are publicly traded; provided, however,  that such purchase shall not result in the Executive owning beneficially at any time five percent (5%) or more of the equity securities of any corporation engaged directly or indirectly in a business competitive to that of the Bank; and

(iii)        serving as a director (or in a similar capacity) of a business entity that is not in competition with the Bank, provided, that, (x) the Executive has notified the Bank Board in writing of the Executive's appointment to such position not less than 30 days prior to the assumption by the Executive of the duties of such position, and (y) the Bank Board does not object to the Executive holding such position.

3.           Place of Performance.

The Executive's employment hereunder shall be based at the Bank's principal place of business in Effingham, Illinois; provided, however, that the Executive may be required to travel from time to time at the request of the Bank for business related purposes. The Bank shall furnish the Executive with office space and such other facilities and services as shall be suitable to the Executive's position and adequate for the performance of his duties hereunder.

4.           Compensation.

(a)        The Bank shall pay to the Executive an annual base salary of $130,000 payable in equal semi-monthly installments or at such other intervals as shall be agreed upon by the parties. This compensation shall be subject to any required or authorized deductions. The Executive's annual base salary may be adjusted from time to time in accordance with the normal business practices of the Bank, as determined by the President / CEO and, if so adjusted, the obligation of the Bank hereunder to pay the Executive's annual base salary shall thereafter relate to such adjusted annual base salary. Compensation of the Executive by annual base salary payments shall not prevent the Executive from participating in any other compensation or benefit plan of the Bank in which the Executive is entitled to participate, and participation in any such other compensation or benefit plan shall not in any way limit or reduce the obligation of the Bank to pay the Executive's annual base salary hereunder.

(b)         Incentive Compensation.

(i)          The Executive also shall be entitled to a bonus, payable by the Bank within 30 days after delivery to the Bank Board of the Bank's annual financial statements, which delivery shall be no later than three (3) months after the end of each fiscal year of the Bank. The amount of such bonus shall be determined by the Bank Board pursuant to specific performance criteria established by the Bank Board from time to time.

(c)        Other Benefits.  In addition to the compensation provided for in subparagraphs (a) and (b) above, and upon approval by the President / CEO, the Executive shall be entitled during the Term of his employment under this Agreement to participate in the following personal benefits provided by the Bank:

(i)          participation in any comprehensive medical plan under  a group plan provided by the Bank, with a portion of the cost of such coverage for the Executive to be shared with the Bank in accordance with the Bank's personnel policies in effect from time to time (spouse and dependent insurance will be provided at the Executive's expense, if desired by the Executive);

(ii)         an aggregate of four (4) weeks fully paid vacation during each calendar year in accordance with the vacation policies of the Bank in effect from time to time;

(iii)        group term life insurance paying at least $50,000 in death benefits, the premiums for which shall be paid by the Bank and the beneficiaries of which shall be named by the Executive;

(iv)        participation in Midland State Bancorp, Inc.'s Incentive Stock Option Plan (the "Plan"), with any grant of options, vesting schedule and exercise price related thereto to be determined by the Bank Board in accordance with the Plan;

(d)       Six-Month Delay. To the extent the Executive is a "specified employee," as defined in Section 409A(a)(2)(B)(i)  ("Code  Section  409A") of the Internal Revenue  Code  of 1986, as amended, and the regulations and other guidance promulgated hereunder (the "Code") and any elections made by the Bank in accordance therewith, notwithstanding the  timing of payment provided in any other section of this Agreement, no payment, distribution  or benefit under this Agreement that constitutes a  distribution  of  deferred  compensation   (within the meaning of Treasury Regulation Section 1.409A-l(b)) upon the Executive's  "separation from service" (within the meaning of Treasury Regulation Section l.409A-l(h)),  after taking into account all available exemptions, that would otherwise be payable during the  six-month period after separation from service, will be made during such six-month period, and any such payment, distribution or benefit will instead be paid on the first business day after  such six-month period (the "Delayed Payment Date"); provided, however, that if the Executive dies following the date of termination but prior to the Delayed Payment Date, such amounts shall be paid to the personal representative of Executive's estate within thirty (30) days following the Executive's death.

5.          Early Termination of Employment.

(a)         Termination for Cause.  The Bank, through its President, may terminate the Executive's employment with the Bank under this Agreement immediately, and without notice, for Cause prior to the normal expiration of the Term of this Agreement. "Cause" shall mean:

(i)          the willful engaging by the Executive in gross misconduct that is materially and demonstrably injurious to the Bank, monetarily or otherwise, as determined by the President; or

(ii)        the willful and continued failure by the Executive to substantially perform his duties to the Bank as determined by the President (other than any such failure resulting from incapacity due to physical or mental illness or disability); or

(iii)       a violation of Paragraph 7 herein.

In the event the Executive is terminated for Cause, the Executive's employment with the Bank shall cease as of the effective date of such termination and the Executive shall not be entitled to any further compensation for any periods subsequent to the effective date of such termination.

(b)         Termination Without Cause.

(i)          The Bank, through its President, may terminate the Executive's employment with the Bank under this Agreement without Cause prior to the then normal expiration of the Term of this Agreement upon thirty (30) days written notice. In the event of termination without Cause, the Bank shall pay to the Executive such amounts payable to him in accordance with the then existing severance policies of the Bank.

(ii)         In the event the Executive is terminated without Cause by the Bank, the Executive's employment with the Bank shall cease as of the effective date of such termination.

(iii)        Ianthe event the Executive is terminated without Cause by the Bank, such termination will not trigger the non-compete clause in paragraph 7 (a).

(c)         Termination for Disability.

(i)          If, as a result of the Executive's incapacity due to permanent and total disability as defined in Section 22(e)(3) the Code, as determined by the by the Bank Board in reliance on competent medical advice (a "Disability"), the Executive shall not have performed his duties hereunder on a full time basis for six (6) consecutive months, the Executive's employment under this Agreement may be terminated by the Bank Board upon thirty (30) days written notice. The Executive's compensation during any period of Disability prior to the effective date of such termination shall be the amounts payable to him by the Bank in accordance with his then current annual base salary, reduced by the sum of the amounts, if any, paid to the Executive under disability benefit plans maintained by the Bank. The Executive shall not be entitled to any further compensation from the Bank for any period subsequent to the effective date of such termination, except for severance pay in accordance with then existing severance policies of the Bank.

(ii)         In the event the Executive is terminated due to a Disability, the Executive's employment with the Bank shall cease as of the effective date of such termination.

(d)         Termination   for  Breach  by  Employer.  In the  event  that  the  Bank  shall  have materially breached any material provision of this Agreement and such breach shall not  have been cured within thirty (30) days after delivery of written notice thereof to the Bank  by the Executive, identifying the breach with reasonable  particularity,  the Executive  may  cease to perform and may terminate this Agreement and his employment with the Bank without forfeiting any cause of action he may have against the Bank as a result of such breach or otherwise.

(e)        Consensual Termination. All parties hereto may agree at any time to terminate this Agreement and the Executive's employment hereunder upon such terms and conditions as the parties may agree.

6.           Change of Control.

(a)        Early Retirement Employee. If a Change of Control (as such term is defined in Paragraph 6(c)(ii) below) occurs during the Term of this Agreement, the Executive may elect by written notice given to the Bank at any time within six (6) months after such Change of Control to terminate the employment of the Executive by the Bank whereupon the Executive will become an "Early Retirement Employee"  and will be entitled to receive such payments as are provided hereafter in this Paragraph 6. Such election and the termination of the Executive's employment shall become effective on the first day of the second calendar month commencing after delivery of such notice (the "Early Retirement Effective Date").

(b)         Benefits.  If the Executive should elect to become an Early Retirement Employee hereunder, the Executive shall be entitled to the following payments:

(i)          The Bank shall pay to the Executive in a lump sum, not more than thirty (30) days following the Early Retirement Effective Date, an amount equal to one hundred percent (100%) of the Base Amount, as such term is defined in Paragraph 6(c)(i) below. In the event that it is determined that any payment or distribution of any type to or for the benefit of the Executive made by the Bank or any person who acquires ownership of effective control or ownership of a substantial portion of the Bank's assets (within the meaning of Section 280G of the Code), would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax (collectively, "Excise Tax"), then such payments or distributions shall be reduced to an amount equal to the lowest amount of payments and distributions subject to such Excise Tax, less one dollar ($1.00).

(ii)         The Bank shall provide to the Executive (to the extent similar coverage is not provided by any successor of the Bank), beginning on the Early Retirement Effective Date and ending on the earlier of (A) the second anniversary of the Early Retirement Effective Date, or (B) sixty (60) days after the date of the Executive's death, continued participation in the group health and life insurance plans maintained by the Bank as if the Executive were still an Executive of the Bank. The coverage provided under this subparagraph (ii) shall run concurrently with and shall be in lieu of any continuation coverage under Part 6 of Title I of the Employee Retirement Income Security Act of 1974, as amended (commonly referred to as COBRA). Notwithstanding the foregoing, nothing herein shall constitute a waiver of any right to elect COBRA continuation coverage on the part of the Executive's spouse or dependents.

(c)          Definitions.

(i)          The "Base Amount" for purposes of this Paragraph 6 shall equal the average base salary as specified in Paragraph 4(a) paid by the Bank to the Executive during each of the previous three (3) fiscal years ending before the date on which the Change of Control occurred.

(ii)        A "Change of Control" shall be deemed to have occurred upon: (A) the dissolution or liquidation of the Bank; (B) a reorganization, merger or consolidation of the Bank with one or more entities in which the Bank is not the surviving corporation; (C) a sale of substantially all of the assets of the Bank; or (D) the transfer of more than fifty percent (50%) of the then outstanding stock of the Bank to another entity or person in a single transaction or series of transactions.

7.           Competition Restriction.

(a)         Restriction. During the Term of this Agreement and for a period of one (1) year thereafter, the Executive shall not:

(i)          compete, directly or indirectly, with the Bank within a 25 mile radius of either the principal office of the Bank, or any division of the Bank; or

(ii)         solicit or interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between the Bank and any customer, client, supplier, consultant or employee of the Bank, regardless of where located.

An activity in competition with an activity engaged in by the Bank shall mean the performance by the Executive of services (whether as an employee, officer, consultant, director, partner or sole proprietor) for any person or entity that is directly or indirectly engaged in the business then engaged in by the Bank during the Term of this Agreement, and with respect to an activity engaged in by the Executive after the Term of this Agreement, any activity engaged in by the Bank or which the Bank intends to engage in as of the date of termination of the employment  hereunder.

(b)       Enforceability. It is the intention of the parties to restrict the activities of the Executive under this Paragraph 7 only to the extent necessary for the protection of the legitimate business interests of the Bank, and the parties specifically covenant and agree that should any of the clauses or provisions of the restrictions set forth herein, under any set of circumstances, be held by a court of competent jurisdiction to be illegal, invalid or unenforceable under present or future laws effective during the Term of this Agreement, then, and in that event, the court so holding may reduce the business or territory to which such restriction pertains and/or the period of time during which it operates, or effect any other change to the extent necessary to render such restriction enforceable by said court.

(c)       Other Obligations. Nothing in this  Paragraph 7 shall reduce or abrogate  the Executive's obligations during the Term of this Agreement under Paragraph 2.

8.           Confidential Information.

The Executive recognizes and acknowledges that the Bank's trade secrets and proprietary information and processes, as they may exist from time to time, are valuable, special and unique assets of the Bank, and the access to and knowledge of which are essential to the performance of the Executive's  duties hereunder.  The Executive  will  not,  during  or  after the  Term of this

Agreement, in whole or in part, disclose such secrets, information or processes to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, nor shall the Executive make use of any such property for his own purposes or for the benefit of any person, firm, corporation or other entity (other than the Bank) under any circumstances during or after the Term of his employment; provided, that, upon termination of this Agreement these restrictions shall not apply to such secrets, information and processes which are then in the public domain (provided, further, that the Executive was not responsible, directly or indirectly, for such secrets, information or processes entering the public domain without the Bank's consent). The Executive acknowledges and agrees that all memoranda, books, papers, letters, formulae and other data, and all copies thereof in whatever form in any way relating to the Bank's business and affairs, whether made by him or otherwise coming into his possession, are owned exclusively by the Bank and on termination of his employment, or on demand of the Bank, at any time, to deliver the same to the Bank.

9.           Code Section 409A.

To the extent applicable, it is intended that this Agreement and any payment made hereunder shall comply with the requirements of Section 409A of the Code or an exemption or exclusion there from, and any related regulations or other guidance promulgated with respect to Section 409A by the U.S. Department of the Treasury or the Internal Revenue Service and shall in all respects be administered in accordance with Code Section 409A. Any provision that would cause the Agreement or any payment hereof to fail to satisfy Code Section 409A shall have no force or effect until amended to comply with Code Section 409A in the least restrictive manner necessary and without any diminution in the value of the payments to the Executive, which amendment may be retroactive to the extent permitted by Code Section 409A.

10.         Successors and Assigns; Assumption by Successors.

This Agreement may be assigned by the Bank but not by the Executive. The Executive hereby consents to any such assignment by the Bank.

11.         Attorneys' Fees.

In the event that either party commences litigation to enforce or protect his and/or its rights under this Agreement, said litigation shall be brought in a court of competent jurisdiction in Effingham County, Illinois, before a judge sitting without a jury. Each party hereto waives the right to be tried by jury and consents to trial by judge only, sitting without a jury. The prevailing party in any such litigation shall be entitled to recover reasonable attorneys' fees and court costs relating to such litigation, in addition to all other entitled relief, including but not limited to damages and injunctive relief.

12.         Notices.

Any notice required or desired to be given hereunder shall be in writing and shall be deemed given when delivered personally or sent by certified or registered mail, postage prepaid, to the addresses of the other parties set forth in the preamble of this Agreement, provided that all notices to the Bank shall be directed in each case to the Bank Board.

13.         Waiver of Breach.

Waiver by any party of a breach of any provision shall not operate as or be construed as a waiver by such party of any subsequent breach hereof.

14.         Invalidity.

The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions, which shall remain in full force and effect.

15.         Entire Agreement; Written Modification; Termination.

This Agreement contains the entire agreement among the parties concerning the employment of the Executive by the Bank. No modification, amendment or waiver  of any provision of this Agreement shall be effective unless set forth in writing signed by all parties hereto.

16.       Counterparts.

This Agreement may be made and executed in counterparts, in which case all counterparts shall be deemed to constitute one original document for all purposes.

17.        Governing Law.

This Agreement is governed by and is to be construed and enforced in accordance with the laws of the State of Illinois.

INWITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

EXECUTIVE

/s/ Donald Spring
Donald Spring

MIDLAND STATES BANK

By:	/s/ Leon Holschbach
Name:	Leon Holschbach
Title:	CEO Midland States Bank